Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm





        Ladies and Gentlemen:

        We consent to the inclusion in this Amendment No. 1 to Form 10-KSB/A of Arkona, Inc. ("Arkona") for the year ended March 31, 2006 of our report dated May 18, 2006 (except for Note 14 which is dated April 11, 2007) and to the incorporation by reference of such reports in Registration Statements on Form S-8, File Nos. 333-99139 and 333-122279.



        /s/  Mantyla McReynolds, LLC
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        Mantyla McReynolds, LLC
        Independent Registered Public Accounting Firm


        Salt Lake City, Utah
        April 23, 2007